Exhibit 10(a)1

THE SOUTHERN COMPANY

Performance Stock Units Agreement
Retention Award

This PERFORMANCE STOCK UNITS AGREEMENT (this “Agreement”) is made by and between The Southern Company (the “Company”), and Stephen E. Kuczynski (“Employee”).

1.Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Southern Company Omnibus Incentive Compensation Plan (the “Plan”).
2.Grant of PSUs. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, pursuant to authorization under a resolution of the Compensation and Management Succession Committee of the Board of Directors of the Company (“Compensation Committee”), the Company has granted to Employee effective as of May 23, 2018 (the “Date of Grant”) the number of performance-based Restricted Stock Units (“PSUs”) valued at $1,200,000.00 based on the Fair Market Value on the Date of Grant (rounded to the nearest whole PSU). Subject to the degree of attainment of the performance goals established for these PSUs, as approved by the Compensation Committee and communicated to Employee (the “Statement of Performance Goals”), Employee may earn from 0% to 100% of the PSUs. Each PSU shall then represent the right of Employee to receive one share of Common Stock subject to and upon the terms and conditions of this Agreement.
3.Payment of PSUs. The PSUs will become payable in accordance with the provisions of Section 6 of this Agreement if the Period of Restriction lapses and Employee’s right to receive payment for the PSUs becomes nonforfeitable (“Vest,” “Vesting” or “Vested”) in accordance with Section 5 of this Agreement.
4.Restrictions on Transfer of PSUs. Subject to Section 18.12 of the Plan, neither the PSUs evidenced hereby nor any interest therein or in the Common Stock underlying such PSUs shall be transferable prior to payment to Employee pursuant to Section 6 hereof other than by will or pursuant to the laws of descent and distribution.
5.Vesting of PSUs.

(a)
Subject to the terms and conditions of this Agreement, the PSUs covered by this Agreement shall Vest to the extent that the applicable performance goals described in the Statement of Performance Goals for such PSUs (the “Performance Goals”) are achieved, once determined and certified by the Chief Executive Officer of the Company or the Compensation Committee, as applicable (and as described in the Statement of Performance Goals), in his or its sole discretion, conditioned upon Employee’s continuous employment with the Company or a Subsidiary through the date of such certification with respect to the applicable portion of the PSUs (each such date, a “Vesting Date”). Any PSUs that do not so Vest will be forfeited, including if Employee ceases to be continuously employed by the Company or a Subsidiary prior to the Vesting of the PSUs. For purposes of this

Agreement, “continuously employed” (or substantially similar terms) means the absence of any interruption or termination of Employee’s employment with the Company or a Subsidiary, including Employee receiving long-term disability benefits under the Southern Company Services, Inc. Health and Welfare Benefits Plan regardless of Employee’s employment status with the Company or a Subsidiary. Continuous employment shall not be considered interrupted or terminated in the case of transfers between locations of the Company and its Subsidiaries or in situations where the interruption of Employee’s employment is protected by law.

(b)
Any PSUs that have not Vested pursuant to this Section 5 by the last date on which the applicable Performance Goal may be achieved with respect to such PSUs (as set forth in the Statement of Performance Goals) will be forfeited automatically and without further notice after the end of such date (or earlier if, and on such date that, Employee ceases to be an employee of the Company or a Subsidiary prior to the Vesting of the PSUs for any reason).

(c)
Notwithstanding anything in this Agreement to the contrary, the Compensation Committee explicitly reserves the right to modify, terminate, or accelerate the Award evidenced by this Agreement prior to the Vesting or forfeiture of the Award, in accordance with the terms of the Plan, including but not limited to the case of abandonment of the Vogtle project after an amendment to, or revocation, withdrawal, or cancellation of, the Vogtle Certificate of Public Convenience and Necessity by the Georgia Public Service Commission.

6.    Form and Time of Payment of PSUs.

(a)
Payment for the PSUs, after and to the extent they have Vested, shall be made in the form of shares of Common Stock. Payment shall be made as soon as practicable following Vesting of the PSUs, but no later than March 15 of the calendar year following the calendar year in which the PSUs Vest.

(b)
Except to the extent provided by Section 409A of the Code and permitted by the Compensation Committee, no Common Stock may be issued to Employee at a time earlier than otherwise expressly provided in this Agreement.

(c)	The Company’s obligations to Employee with respect to the PSUs will be satisfied in full upon the issuance of Common Stock corresponding to such PSUs.
7.    Dividend Equivalents; Voting and Other Rights.

(a)
Employee shall have no rights of ownership in the shares of Common Stock underlying the PSUs and no right to vote the shares of Common Stock underlying the PSUs until the date on which the shares of Common Stock underlying the PSUs are issued or transferred to Employee pursuant to Section 6 above.

(b)	From and after the Date of Grant and until the earlier of (i) the time when the PSUs Vest and are paid in accordance with Section 6 hereof or (ii) the time when

Employee’s right to receive Common Stock in payment of the PSUs is forfeited in accordance with Section 5 hereof, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, Employee shall be credited with additional PSUs equal in value (subject to rounding) to the amount of such dividend. Any PSUs credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including Vesting, payment and forfeitability) as apply to the PSUs based on which the dividend equivalents were credited, and such amounts shall be paid in Common Stock at the same time as the PSUs to which they relate.

(c)
The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Common Stock in the future, and the rights of Employee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

8.    Detrimental Activity.

(a)
In the event that, as determined by the Compensation Committee, Employee shall engage in Detrimental Activity during employment with the Company or a Subsidiary, the PSUs will be forfeited automatically and without further notice at the time of that determination notwithstanding any other provision of this Agreement.

(b)	For purposes of this Agreement, “Detrimental Activity” shall mean the occurrence of any of the following events:

(i)
the failure of Employee to adhere to all policies, procedures, regulations and laws of and applicable to the Company from the Date of Grant to the applicable Vesting Date, including without limitation: (A) ethical and legal compliance expectations; (B) equal employment / harassment; (C) workplace threats and violence; (D) electronic communications; (E) safety and the environment; (F) drugs and alcohol; and (G) conflict of interest;

(ii)
the failure of Employee to demonstrate consistent commitment to the Company’s standards of personal and workplace safety, process safety management and ethical conduct, and effective execution of related policies and practices; or

(iii)
the failure of Employee to timely notify the Vogtle Executive Oversight Committee of any relevant information on the Plant Vogtle Units 3 and 4 project, or the omission of any relevant facts from such a notification (in each case, as determined in the reasonable, good faith discretion of the Compensation Committee).

9.    Confidentiality. Employee represents and agrees that Employee will keep all terms and provisions of this Agreement confidential, except for possible disclosures to Employee’s legal and financial advisors and his spouse or to the extent required by law, and Employee further agrees that Employee will not disclose the terms, provisions or information contained in or concerning the Agreement to anyone other than those persons named above, including, but not limited to, any past, present or prospective employee or applicant for employment with the Company or any affiliate of the Company. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prohibits, penalizes, or otherwise discourages Employee from reporting, providing testimony, participating in an investigation or proceeding, or otherwise communicating, without prior notice to the Company, information regarding any nuclear safety concern, workplace safety concern, public safety concern, or any concern about the legal or ethical management of the Company or any affiliate or Subsidiary of the Company to the United States Nuclear Regulatory Commission, Securities and Exchange Commission, U.S. Department of Labor, Equal Employment Opportunity Commission, National Labor Relations Board, Occupational Safety and Health Administration, or any other local, state, or federal agency. This Agreement does not limit Employee’s rights to receive an award for information provided to any government agency.
10.    Adjustments. The PSUs and the number of shares of Common Stock issuable for each PSU and the other terms and conditions of the grant evidenced by this Agreement are subject to adjustment as provided in Section 14.2 of the Plan.
11.    Withholding Taxes. To the extent permitted under Section 409A of the Code, there shall be deducted from the Vested PSUs the number of shares of Common Stock necessary to cover the amount of any tax required by any governmental authority to be withheld from Employee and paid over by the Company to such governmental authority for the account of Employee. The Company makes no representations or guarantees regarding the tax implications of the Agreement and advises Employee to consult with his attorney and/or tax advisor regarding the tax implications of the Agreement. In addition, Employee agrees to hold harmless the Company with respect to any tax liability for any and all federal, state or local taxes or assessments, interest or penalties of any kind arising from the Agreement.
12.    Compliance With Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
13.    Compliance With Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with or be exempt from the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with or be exempt from Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Employee). For greater certainty, it is intended that the Award evidenced by this Agreement be exempt from Section 409A of the Code as a short-term deferral, and settlement of the Award in all cases notwithstanding anything to the contrary will be made at a time consistent with such intent within the short-term deferral period set forth in Treasury Regulation Section 1.409A-1(b)(4).
14.    Interpretation. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Except as expressly provided in this Agreement, capitalized terms used herein will have the meaning ascribed to such terms in the Plan.
15.    No Right to Future Awards or Employment. The grant of the PSUs under this Agreement to Employee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the PSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement shall confer upon Employee any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the employment or adjust the compensation of Employee.
16.    Relation to Other Benefits. Any economic or other benefit to Employee under this Agreement or the Plan shall not be taken into account in determining any benefits to which Employee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.
17.    Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (a) no amendment shall adversely affect the rights of Employee under this Agreement without Employee’s written consent, and (b) Employee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
18.    Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
19.    Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Compensation Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement. Notwithstanding anything in this Agreement to the contrary, Employee acknowledges and agrees that this Agreement and the Award described herein (and any settlement thereof) are subject to the terms and conditions of the Company’s clawback policy (if any) as may be in effect from time to time specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Stock may be traded) (the “Compensation Recovery Policy”), and that relevant sections of this Agreement shall be deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.

20.    Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the PSUs and Employee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request Employee’s consent to participate in the Plan by electronic means. Employee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
21.    Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
22.    Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Employee, and the successors and assigns of the Company.
23.    Acknowledgement. Employee acknowledges that Employee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
24.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

THE SOUTHERN COMPANY

By:	/s/Thomas A. Fanning

Name:	Thomas A. Fanning

Title:	Chairman, President and Chief Executive
Officer, The Southern Company

Date:	May 23, 2018

Employee Acknowledgment and Acceptance

By:	/s/Stephen E. Kuczynski

Name:	Stephen E. Kuczynski

Title:	Chairman, President and Chief Executive
Officer, Southern Nuclear Operating
Company, Inc.

Date:	May 23, 2018

Statement of Performance Goals
This Statement of Performance Goals applies to the PSUs granted to Employee on the Date of Grant and applies with respect to the Performance Stock Units Agreement between the Company and Employee (the “Agreement”). Capitalized terms used in this Statement of Performance Goals that are not specifically defined in this Statement of Performance Goals have the meanings assigned to them in the Agreement.

1.	Definitions. For purposes hereof:

(a)	“Fuel Load Authorization” means receipt of the finding by the United States Nuclear Regulatory Commission (“USNRC”) described in the Code of Federal Regulations at 10 C.F.R. 52.103(g).

2.	Number of PSUs Earned. From 0% to 100% of the PSUs will be earned based on achievement of the Performance Goals as follows:

(a)
Vogtle 3 PSUs. 50% of the PSUs (the “Vogtle 3 PSUs”) will become Vested if there is a Fuel Load Authorization with respect to Plant Vogtle Unit 3 on or before December 31, 2021 and such Fuel Load Authorization is determined and certified by the Compensation Committee (upon recommendation of the Operations, Environmental and Safety Committee of the Board). Except as otherwise determined by the Compensation Committee pursuant to the terms of the Agreement, the Vogtle 3 PSUs will be forfeited if there is not a Fuel Load Authorization with respect to Plant Vogtle Unit 3 on or before December 31, 2021.

(b)
Vogtle 4 PSUs. 50% of the PSUs (the “Vogtle 4 PSUs”) will become Vested if there is a Fuel Load Authorization with respect to Plant Vogtle Unit 4 on or before December 31, 2022 and such Fuel Load Authorization is determined and certified by the Compensation Committee (upon recommendation of the Operations, Environmental and Safety Committee of the Board). Except as otherwise determined by the Compensation Committee pursuant to the terms of the Agreement, the Vogtle 4 PSUs will be forfeited if there is not a Fuel Load Authorization with respect to Plant Vogtle Unit 4 on or before December 31, 2022.